EXHIBIT 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, each of the undersigned parties hereby agrees to file jointly the statement on Schedule 13D (including any amendments thereto) with respect to the Ordinary Shares, par value $0.001 per share, and American Depositary Shares, each representing 20 Ordinary Shares, of CNinsure Inc.
It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning another party unless such party knows or has reason to believe such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.
Date: May 16, 2011

YINAN HU
By:	/s/ Yinan Hu
	Name:	Yinan Hu

KINGSFORD RESOURCES LIMITED
By:	/s/ Yinan Hu
	Name:	Yinan Hu
	Title:	Director

HIGH RANK INVESTMENTS LIMITED
By:	/s/ Qiuping Lai
	Name:	Qiuping Lai
	Title:	Director

QIUPING LAI
By:	/s/ Qiuping Lai
	Name:	Qiuping Lai